POWER OF ATTORNEY

The undersigned, Jon E. DeGuilio, herby constitutes and appoints the General Counsel/Corporate Secretary and/or the Assistant Secretary of NORTHWEST INDIANA BANCORP (the “Company”), or either of them, as the undersigned’s true and lawful attorney-in-fact and agent, from the date hereof until such authority is terminated by me in writing, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any Form 3 – Initial Statement of Beneficial Ownership of Securities, Form 4 – Statement of Changes in Beneficial Ownership of Securities, Form 5 – Annual Statement of Changes in Beneficial Ownership, or Form ID – Uniform Application For Access Codes to File on Edgar, required to be filed by the undersigned with respect to the undersigned’s beneficial ownership of securities of the Company, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission and any national stock market on which the Company’s securities are listed, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Executed this 14 day of June, 2010.

/s/ Jon E. DeGuilio
Jon E. DeGuilio

STATE OF INDIANA          )
                                   ) SS:
COUNTY OF LAKE             )

Before me, the undersigned Notary Public in and for said State and County, personally appeared Jon E. DeGuilio, and acknowledged to me to be the person who executed the foregoing Power of Attorney as his/her act and deed, this 14th day of June, 2010.

/s/ Sally J. fox
Notary Public Signature

Sally J. Fox
Notary Public Printed

My Commission Expires: April 25, 2016                                  My County of Residence: St. Joseph